Exhibit 10.2

QUICKSILVER RESOURCES INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant: __________________________
Number of Restricted Stock Units: _________
Date of Grant: ________________________

1.     Under the terms and conditions of the Quicksilver Resources Inc. Second Amended and Restated 2006 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Resources Inc., a Delaware corporation (the “Company”), grants to the individual whose name is set forth above (the “Participant”) the number of Restricted Stock Units set forth above (the “Restricted Stock Units”).  Terms not defined in this Agreement have the meanings set forth in the Plan.

2.     The Restricted Stock Units will become vested in accordance with the schedule of vesting dates set forth below, provided that the Participant has remained an employee of the Company or a Subsidiary through each such vesting date (and further provided that in no event will the Participant become entitled to acquire a fraction of a share of Common Stock):

No. of Vested Units	On and After
[1/3	First Anniversary of Date of Grant]
[1/3	Second Anniversary of Date of Grant]
[1/3	Third Anniversary of Date of Grant]

Notwithstanding the vesting dates set forth above, in the event of a Change in Control while the Participant is employed by the Company or a Subsidiary or in the event that the Participant separates from service with the Company and its Subsidiaries by reason of retirement at or after the age of 62 and completion of five years of service, disability (as determined by the Committee in good faith) or death, the nonvested Restricted Stock Units will immediately become 100% vested.  If the Participant separates from service with the Company and its Subsidiaries for any reason other than such retirement, disability or death, any nonvested Restricted Stock Units will be forfeited immediately.

3.     Each vested Restricted Stock Unit will entitle the Participant to receive one share of Common Stock upon such Restricted Stock Unit becoming vested.  Payment to the Participant will be made in the form of shares of Common Stock, and will be evidenced by book entry registration (or by a certificate registered in the name of the Participant) within the 10-day period following the date the Restricted Stock Unit becomes vested.

If the Company makes a good faith determination that a payment hereunder (a) constitutes a deferral of compensation for purposes of Section 409A of the Code, (b) is made to the Participant by reason of his or her “separation from service” (within the meaning of Section 409A of the Code) and (c) at the time such payment would otherwise be made the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment will be delayed until the first day of the seventh month following the date of such separation from service.  If (x) a Change in Control occurs after the date that the Participant has attained age 62 and completed five years of service, and (y) the Change in Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code), then the date of payment will be determined without regard to the occurrence of the Change in Control.

4.      The Participant will have none of the rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Restricted Stock Units, including the right to vote such shares or receive any dividends that may be paid thereon, until such time, if any, that the Participant has been determined to be a stockholder of record by the Company’s transfer agent or one or more certificates of shares of Common Stock are delivered to the Participant in settlement thereof.  Further, nothing herein will confer upon the Participant any right to remain in the employ of the Company or a Subsidiary.

5.     The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent, except to the extent necessary to comply with the requirements of Section 409A of the Code.

ACCEPTED:
____________________
Signature of Participant